Exhibit 99.2
                   NATIONAL INFORMATION CONSORTIUM, INC.
                PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
                                  OVERVIEW

On September 15, 1999, National Information Consortium, Inc. ("NIC" or the "Company") acquired the net assets of the business of eFed, a provider of Internet-based procurement software and services for the government. eFed has been subsequently renamed NIC Commerce. eFed was a division of privately held Reston, Virginia-based Electric Press, Inc. The acquisition was accounted for as a purchase and the results of eFed's operations are included in the Company's consolidated results of operations from the date of acquisition. The total purchase price for the business was approximately $29.5 million. Total consideration included $15 million in cash from the proceeds of NIC's initial public offering and the issuance of 606,000 shares of unregistered common stock with a fair value of approximately $14.5 million.

On May 11, 2000, NIC acquired SDR Technologies, Inc., a California corporation and provider of Internet-based applications for governments ("SDR"). Each outstanding share of SDR common stock and each outstanding share of SDR Series A Preferred Stock were converted into 0.59977 share of NIC common stock. Each outstanding option to purchase one share of SDR common stock was converted into an option to purchase 0.59977 share of NIC common stock at the SDR exercise price adjusted for the exchange ratio. Ten percent of the shares of NIC common stock to be issued to former shareholders of SDR will be held in escrow on their behalf to secure certain indemnification obligations. A total of 1,912,097 shares of NIC common stock and options to purchase 229,965 shares of NIC common stock were issued as consideration. The acquisition was accounted for as a purchase, and the purchase price was approximately $39.6 million.

The unaudited pro forma consolidated statement of operations for the year ended December 31, 1999 combines NIC's historical results of operations with eFed's historical results of operations for the period from January 1, 1999 to September 15, 1999, and SDR's historical results of operations for the year ended December 31, 1999, as if the eFed and SDR acquisitions occurred on January 1, 1999. NIC's historical results of operations already include eFed's results of operations for the period from the date of acquisition to December 31, 1999. The unaudited pro forma consolidated statement of operations for the three months ended March 31, 2000 combines NIC's historical results of operations with SDR's historical results of operations for the three months ended March 31, 2000, as if the SDR acquisition occurred on January 1, 1999. The unaudited pro forma condensed consolidated balance sheet gives effect to the SDR acquisition as if it had taken place on March 31, 2000.

The unaudited pro forma consolidated financial information is not necessarily indicative of the operating results that would have been achieved had the transactions taken place on January 1, 1999 or March 31, 2000 and should not be construed as being representative of future operating results. The pro forma financial information should be read in conjunction with the historical financial statements and notes thereto of NIC (included in the Company's Form 10-K, which was filed on March 10, 2000, and the Company's most recent Form 10-Q, which was filed on May 15,
2000), of eFed (included in the Company's Form 8-K, which was filed on November 15, 1999) and of SDR (included elsewhere in this Form 8-K).


                   NATIONAL INFORMATION CONSORTIUM, INC.
               PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                (UNAUDITED)
                        YEAR ENDED DECEMBER 31, 1999


                                               (a)         (b)

                                NIC           eFed         SDR         Adjustments       Pro Forma
                                ---           ----         ---         -----------       ---------

Revenues                  $ 56,966,128    $ 2,340,178  $ 2,634,567       $      -       $61,940,873

Cost of revenues            42,190,835       540,630       866,486              -        43,597,951
                            ----------     ----------    ---------     -------------     ----------

     Gross profit           14,775,293     1,799,548     1,768,081              -        18,342,922
                            ----------     ----------    ---------     -------------     ----------
Operating expenses:
     Service development
     and operations          5,876,294             -             -              -         5,876,294
     Selling, general and
     administrative          9,212,837     1,462,365     2,230,592              -        12,905,794
     Stock compensation      3,188,051             -       318,000              -         3,506,051
     Depreciation and
     amortization           10,968,482       131,236        77,515      6,783,119(c)     33,352,452
                                                                       15,392,100(d)
                            ----------     ----------    ---------     -------------     ----------

     Total operating
      expenses              29,245,664     1,593,601     2,626,107     22,175,219        55,640,591
                            ----------     ---------     ---------    -----------       -----------
Operating income (loss)    (14,470,371)      205,947      (858,026)   (22,175,219)      (37,297,669)
                           ------------    ---------      ---------   -----------       -----------

Other income (expense):
     Interest expense         (168,872)      (10,688)     (126,871)             -          (306,431)
     Other income, net       2,492,460             -         3,157              -         2,495,617
                            -----------     ---------     ---------    ----------       -----------
     Total other income
      (expense)              2,323,588       (10,688)     (123,714)             -         2,189,186
                            -----------     ---------     ---------    ----------       -----------

Income (loss) before
 income taxes              (12,146,783)      195,259      (981,740)   (22,175,219)      (35,108,483)
Income tax expense
 (benefit)                  (1,416,223)            -           800     (2,565,313)(e)    (6,404,779)
                                                                       (2,424,043)(f)
                          -------------     --------     ----------  ------------      ------------
Net income (loss)         $(10,730,560)     $195,259     $(982,540)  $(17,185,863      $(28,703,704)
                          ============      =========    ==========  =============     ============

Net loss per share:
     Basic and diluted        $ (0.23)                                                  $     (0.57)
                            ==========                                                  ===========

Weighed average shares                                                  1,156,869 (g)
 outstanding                47,278,461                                  1,906,099 (h)    50,341,429
                            ==========                                                  ===========


See accompanying Notes to Pro Forma Consolidated Financial Information.



                   NATIONAL INFORMATION CONSORTIUM, INC.
               PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                (UNAUDITED)
                     THREE MONTHS ENDED MARCH 31, 2000

                                                          (b)
                                         NIC              SDR           Adjustments     Pro Forma
                                         ---              ---           -----------     ---------
Revenues                           $ 18,913,587     $    548,413          $    -    $  19,462,000
Cost of revenues                     13,420,147          675,823               -       14,095,970
                                    -----------       ----------      -------------   -----------
     Gross profit                     5,493,440         (127,410)              -        5,366,030
                                    -----------       ----------      -------------   -----------
Operating expenses:
     Service development
      and operations                  3,396,409                -               -        3,396,409
     Selling, general
      and administrative              4,992,422        1,090,635               -        6,083,057
     Stock compensation                 516,664           65,334               -          581,998
     Depreciation
      and amortization                4,586,105           27,821       3,848,025(d)     8,461,951
                                    -----------       ----------      -------------   -----------

     Total operating
      expenses                       13,491,600        1,183,790       3,848,025       18,523,415
                                    -----------       ----------      -------------   -----------

Operating loss                       (7,998,160)      (1,311,200)     (3,848,025)     (13,157,385)
                                    ------------      -----------     -------------   ------------

Other income (expense):
     Interest expense                   (10,636)         (63,078)              -          (73,714)
     Other income, net                1,202,206            3,112               -        1,205,318
                                     -----------       ----------      ------------    -----------

     Total other
      income (expense)                1,191,570          (59,966)              -        1,131,604
                                     -----------       ----------      ------------    ------------

Loss before income taxes
 and minority interest               (6,806,590)      (1,371,166)     (3,848,025)     (12,025,781)
Income tax benefit                   (2,007,782)             800      (1,044,370)(f)   (3,051,352)
                                     -----------      -----------     -------------   -------------

Loss before
 minority interest                   (4,798,808)      (1,371,966)     (2,803,655)      (8,974,429)
Minority interest                       (92,758)               -               -          (92,758)
                                   -------------    -------------   --------------   -------------
Net loss                           $ (4,706,050)    $ (1,371,966)   $ (2,803,655)    $ (8,881,671)
                                   ============     =============   ============     =============

Net loss per share:
     Basic and diluted                  $ (0.09)                                          $ (0.16)
                                     ==========                                       ===========


Weighed average
 shares outstanding                  53,259,706                        1,906,099(h)    55,165,805
                                     ==========                                       ===========

See accompanying Notes to Pro Forma Consolidated Financial Information.



                   NATIONAL INFORMATION CONSORTIUM, INC.
               PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                (UNAUDITED)
                               MARCH 31, 2000

                                                                            (i)
                                                           NIC              SDR         Adjustments      Pro Forma
                                                           ---              ---         -----------      ---------
   ASSETS
   Current assets:
     Cash and cash equivalents                         $ 4,582,228       $ 859,013     $(2,066,692)(j)   $ 3,374,549
     Marketable securities                              67,489,925               -               -        67,489,925
     Accounts receivable and other current assets        8,659,480         320,401       1,000,000 (k)     9,979,881
     Deferred income taxes                                 528,053               -             -             528,053
     Short-term notes receivable                         2,000,000               -      (2,000,000)(k)             -
                                                      ------------     -----------     --------------    ------------
        Total current assets                            83,259,686       1,179,414      (3,066,692)       81,372,408
   Property and equipment, net                           3,896,458         598,175             -           4,494,633
   Deferred income taxes                                 1,357,328               -      (1,357,328)(l)             -
   Other assets                                            476,710          29,862         (51,754)(j)       454,818
   Investments in affiliates                            10,527,082               -             -          10,527,082
   Intangible assets, net                               32,968,345               -      48,342,311 (m)    81,310,656
                                                     -------------     -----------    ------------     -------------
        Total assets                                 $ 132,485,609     $ 1,807,451    $ 43,866,537     $ 178,159,597
                                                     ==============    ===========    ============     =============

 LIABILITIES AND SHAREHOLDERS' EQUITY

   Accounts payable and other current liabilities       $ 7,160,290      $ 627,610     $   (19,967)(k)   $ 7,767,933
   Convertible promissory notes payable                          -       2,000,000      (2,000,000)(k)             -
   Bank line of credit                                           -       2,050,000             -           2,050,000
   Other short-term debt                                   186,973         487,664        (273,968)(n)       200,669
                                                                                          (200,000)(k)
                                                       -----------      ----------     --------------     ----------
        Total current liabilities                        7,347,263       5,165,274      (2,493,935)       10,018,602
   Deferred income taxes                                         -               -       6,227,672 (l)     6,227,672
   Capital lease obligations and other long-term debt      179,363           2,010               -           181,373
                                                       -----------       ---------      -------------     ----------
        Total liabilities                                7,526,626       5,167,284       3,733,737        16,427,647

   Minority interest                                       798,805               -               -           798,805

   Shareholders' equity (deficit)                       124,160,178     (3,359,833)        273,968 (n)   160,933,145
                                                                                         2,219,967 (k)
                                                                                         1,139,866 (o)
                                                                                        36,498,999 (p)
                                                      -------------    -----------    ---------------- -------------
        Total liabilities and shareholders' equity    $ 132,485,609    $ 1,807,451    $ 43,866,537     $ 178,159,597
                                                      =============    ===========    ================ =============


See accompanying Notes to Pro Forma Consolidated Financial Information.



                   NATIONAL INFORMATION CONSORTIUM, INC.
           NOTES TO PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The pro forma consolidated financial information has been prepared on the basis of assumptions described in these notes and gives effect to the following pro forma adjustments:

(a) This column represents eFed's unaudited results of operations for the period from January 1, 1999 to September 15, 1999. The Company's consolidated results of operations already include eFed's results of operations for the period from the date of acquisition to December 31, 1999.

(b) This column represents SDR's consolidated results of operations for the period presented.

(c) This adjustment represents amortization expense for the period from January 1, 1999 to September 15, 1999, resulting from the application of purchase accounting to the eFed acquisition. The Company's consolidated results of operations already reflect amortization for the period from the date of acquisition to December 31, 1999.

         The total purchase price for the eFed business was approximately $29.5 million. Total consideration included $15 million in cash from the proceeds of NIC's initial public offering and the issuance of 606,000 shares of unregistered common stock with a fair value of approximately $14.5 million. The fair value of the common shares was determined based on the average closing market price of NIC's common stock three days before, the day of, and three days after the September 13, 1999 announcement date of the acquisition. Additional consideration is also payable through the end of calendar year 2003 if eFed's financial results exceed certain targeted levels, which have been set substantially above the historical experience of eFed at the time of acquisition.

         The total purchase price of approximately $29.5 million was allocated to the tangible and identifiable intangible assets acquired and liabilities assumed on the basis of their fair values on the closing date. The fair value of net tangible assets acquired, consisting primarily of accounts receivable, property and equipment, accounts payable and other accrued expenses, totaled $816,000 and approximated historical carrying amounts. The sole identifiable intangible asset related to eFed's Internet procurement software. This asset was valued at approximately $21.8 million based on the net present value of projected future net cash flows from licensing the software over its estimated three-year life discounted by 15%. The remainder of the cost was allocated to goodwill. The goodwill is being amortized on a straight-line basis over three years.

(d) This adjustment represents amortization expense for the period presented resulting from the application of purchase accounting to the SDR acquisition.

         The SDR merger was accounted for using the purchase method of accounting. Pursuant to the Amended and Restated Agreement and Plan of Reorganization and Merger, dated May 5, 2000, as amended (the "Merger Agreement"), each outstanding share of common stock of SDR and each outstanding share of preferred stock of SDR was converted into 0.59977 share of NIC common stock, and each outstanding option to purchase one share of SDR common stock was converted into an option to purchase 0.59977 share of NIC common stock. Based on the exchange ratio, NIC issued to SDR shareholders 1,912,097 shares of common stock and options to purchase 229,965 shares of NIC common stock as consideration. The purchase price per share was determined to be $17.21, which was based on the average closing market price of NIC's common stock three days before, the day of, and three days after April 24, 2000, the date on which the parties to the Merger Agreement agreed to the 0.59977 exchange ratio. The fair value of the options issued was accounted for as a component of the total purchase price.

         Prior to the acquisition date, SDR issued two $1 million convertible promissory notes to NIC, dated January 28, 2000 and March 27, 2000, in exchange for $2 million in cash. On April 21, 2000 NIC elected to convert the promissory notes into 67,476 shares of SDR common stock, which were automatically cancelled and retired upon the closing of the acquisition. The principal amount of the January 28, 2000 promissory note, plus interest thereon, will be deducted from the NIC shares held in escrow. The number of shares to be deducted from escrow relating to the January 28, 2000 note will be based on the market price of NIC common stock when the escrow shares are released to NIC. The principal amount of the January 28, 2000 promissory note will be accounted for as a current receivable until NIC receives the escrow shares. The principal amount of the March 27, 2000 promissory note was accounted for as additional purchase price and will not be deducted from the escrow shares. Additionally, 10,000 SDR common shares (representing 5,998 NIC common shares) issued on May 11, 2000 upon conversion of an SDR convertible promissory note will also be deducted from the NIC shares in escrow. The total acquisition cost was reduced by $103,225, the fair value of the 5,998 NIC common shares to be deducted from escrow. Accordingly, the number of NIC issued and outstanding shares as of the closing date of the acquisition was reduced by 5,998 shares. The transaction is structured to be tax free to SDR shareholders. The historical tax basis in the assets and liabilities will carry over to NIC, and the amortization of the purchase accounting intangibles will not be deductible for income tax purposes.

         Below is a table of the purchase price, preliminary purchase price allocation and annual amortization of the intangible assets acquired:


PURCHASE PRICE:
   Fair value of common stock issued..........................     $32,898,312
   Fair value of common stock options issued..................       3,703,912
   Direct acquisition costs...................................       2,118,446
   Fair value of March 28, 2000 promissory note...............       1,000,000
   Fair value of common stock to be deducted from escrow......        (103,225)
                                                                   -----------
                                                                   $39,617,445
                                                                   ===========

PRELIMINARY PURCHASE PRICE ALLOCATION:                                             AMORTIZATION     ANNUAL AMORTIZATION
                                                                                      PERIOD          OF INTANGIBLES

   Fair value of net tangible assets at May 11, 2000..........       $(1,743,857)
   Deferred tax liability.....................................        (7,585,000)
   Acquired intangible assets:
   Assembled domestic workforce...............................          1,100,000      2 years        $   550,000
   Foreign workforce agreement................................          8,800,000      5 years          1,760,000
   Product technology.........................................          8,200,000      3 years          2,733,333
   Customer contracts.........................................            400,000      2 years            200,000
   Goodwill...................................................         30,446,302      3 years         10,148,767
                                                                     ------------                     ------------
                                                                      $39,617,445                     $15,392,100
                                                                     ============                     ============

         The total purchase price was allocated to the tangible and identifiable intangible assets acquired and liabilities assumed on the basis of their fair values on the closing date. The fair value of net tangible assets acquired approximated historical carrying amounts. Tangible assets acquired in the SDR acquisition primarily consisted of accounts receivable and property and equipment. Liabilities assumed consisted primarily of obligations under a revolving line of credit, accounts payable and accrued liabilities. The purchase price allocation is preliminary but NIC does not expect any adjustments that would have a material effect on NIC's consolidated financial position or results of operations.

(e) For the period from January 1, 1999 to September 15, 1999, Electric Press, Inc. was an S corporation. Accordingly, no provision for income taxes was included in eFed's results of operations for the corresponding period. This adjustment represents eFed's pro forma tax provision (expense on its results of operations) and the pro forma tax benefit related to the amortization expense resulting from the application of purchase accounting for the period from January 1, 1999 to September 15, 1999. The Company's consolidated results of operations already include eFed's tax provision and the tax benefit relating to amortization for the period from the date of acquisition to December 31, 1999. The pro forma benefit for income taxes was calculated based on enacted tax laws and statutory tax rates applicable to the period presented.

(f) For the year ended December 31, 1999 and three months ended March 31, 2000, no provision for income taxes, other than a provision for a minimum annual state franchise tax, was included in SDR's consolidated results of operations. Net deferred tax assets arising primarily from SDR's net operating losses, after application of valuation allowances, were negligible. This adjustment represents SDR's pro forma tax benefit on its results of operations for the period presented and the pro forma tax benefit on the amortization of the identifiable intangible assets (excluding goodwill) arising from the application of purchase accounting.

(g) This adjustment represents the incremental shares needed to reflect the common shares outstanding for the period based on the following assumed stock issuances as of January 1, 1999 related to the eFed acquisition: (1) the actual issuance of 606,000 unregistered common shares as part of the acquisition price and
         (2) the assumed issuance of 1,363,636 shares of common stock at $11 per share, resulting in net proceeds of $15 million. The net proceeds were used to pay the cash portion of the acquisition price. The $11 share price was based on the net proceeds per share received by the Company from its initial public offering of 10 million shares of common stock on July 15, 1999. The pro forma weighted average shares outstanding reflect the 1,969,636 shares as outstanding for the entire year ended December 31, 1999, and also reflect the difference between the 10 million shares of common stock issued on July 15, 1999 and 1,363,636 shares noted above as outstanding from July 15, 1999 to December 31, 1999.

(h) This adjustment represents the incremental shares needed to reflect the common shares outstanding for the period related to the SDR acquisition. The number of incremental shares was determined by subtracting the 5,998 shares to be deducted from the NIC common shares held in escrow from the 1,912,097 shares of NIC common stock issued as part of the acquisition.

(i) This column represents SDR's consolidated balance sheet as of March 31, 2000.

(j) This adjustment represents direct costs of the SDR acquisition. Total direct acquisition costs totaled $2,118,446, consisting primarily of legal and investment banking fees. At March 31, 2000, other long-term assets consisted of $51,754 in deferred acquisition costs. Subsequent to March 31, 2000, NIC incurred $2,066,692 of acquisition costs.

(k) This adjustment represents the conversion of certain SDR convertible promissory notes, including accrued interest, on April 21, 2000 and May 11, 2000, as discussed in Note (d).

(l) This adjustment represents the reclassification of the net long-term deferred tax asset to a net long-term deferred tax liability as a result of the $7,585,000 deferred tax liability arising from the SDR acquisition.

(m) This adjustment represents the intangible assets arising from the SDR acquisition, adjusted for the difference in the fair value of net tangible assets of SDR at March 31, 2000 compared to May 11, 2000.

(n) This adjustment represents the conversion of certain SDR promissory notes into shares of SDR common stock prior to the acquisition date pursuant to the Merger Agreement.

(o) This adjustment represents the elimination of SDR's shareholders' deficit at March 31, 2000 adjusted for the conversion of certain SDR convertible promissory notes on April 21, 2000 and May 11, 2000, as discussed in Note (d).

(p) This adjustment represents the issuance of NIC common stock and common stock options in connection with the SDR acquisition net of the fair value of NIC common stock to be deducted from escrow, as discussed in Note (d).